UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: October 16, 2007): October 22, 2007

NEW YORK & COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

450 West 33rd Street
5th Floor
New York, New York 10001
(Address of Principal executive offices, including  Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On October 16, 2007, the board of directors of New York & Company, Inc. (the “Company”) approved management’s recommendation to close all 23 of the Company’s JasmineSola stores by the end of the fourth quarter, February 2, 2008 (the “closeout period”).  The decision to take this action resulted from a thorough assessment and analysis, which revealed that this strategy enables the Company to make additional investments in its New York & Company brand that can provide higher returns and profitability.

As a result of closing the JasmineSola stores, the Company anticipates recording total pre-tax charges and operating losses during the closeout period in the range of $46 million to $50 million, or $28 million to $30 million after-tax. During the third quarter, the Company anticipates recording a non-cash charge of approximately $35 million related to the impairment of intangible assets and property and equipment and a charge of approximately $0.5 million for severance payments. During the fourth quarter, the Company anticipates charges of approximately $1 million related to severance payments and between $6 million to $9 million for facilities-related and other costs.   In addition, the Company anticipates recording an operating loss for JasmineSola during the closeout period in the range of $3 million to $4 million.  The Company anticipates that the cash expenditures related to the charges and operating losses discussed above will be offset by the associated tax benefits, resulting in a minimal net cash impact for the Company.

The amounts of these charges, the operating losses and the related cash effect are preliminary and are subject to changes, pending, among other factors, the potential conversion of stores to the New York & Company concept, the outcome of negotiations with third parties and the degree of success experienced in connection with the inventory liquidation sales.

Item 2.06 Material Impairments

The information set forth in Item 2.05 is incorporated by reference into this Item 2.06.

Item 7.01 Regulation FD

On October 18, 2007, the Company issued a press release announcing, among other things, the decision to close all 23 JasmineSola stores.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibit

Exhibit No.	Description
99.1	Press release issued on October 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Ronald W. Ristau
Date: October 22, 2007	Name:	Ronald W. Ristau
	Title:	President and
Chief Financial Officer